Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE

ASTROTECH REPORTS FISCAL YEAR 2015 FINANCIAL RESULTS

•	The sale of Astrotech Space Operations (“ASO”) to Lockheed Martin was completed on August 22, 2014 for $59.3 million (after working capital adjustment).

•	GAAP results: net income of $10.8 million (attributable to Astrotech Corporation), or $0.52 per diluted share for the year ended June 30, 2015.

•	1st Detect successfully completed Phase I and was awarded Phase II for the Next Generation Chemical Detector (NGCD) program.

•	1st Detect announced orders from new industrial customers in the petrochemical and food processing verticals.

•
1st Detect was granted five U.S. patents and two international patents and filed three U.S. patent applications and one international patent application during the fiscal year. In total, as of June 30, 2015, 1st Detect owns eleven key U.S. patents and seven international patents for its miniaturized mass spectrometer technology.

•	Astral Images was founded in conjunction with an asset acquisition, providing another promising commercialization opportunity to Astrotech Corporation.

Austin, Texas, September 22, 2015 – Astrotech Corporation (NASDAQ: ASTC), a leader in the commercialization of government sponsored advanced space technologies, today announced financial results for its fourth quarter and fiscal year ended June 30, 2015.

“2015 will likely be remembered as one of the best years in the history of Astrotech. The successful sale of Astrotech Space Operations (“ASO”) has provided us with the investment in working capital necessary to finalize the readiness of our products for sale to their target markets,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. "The successful completion of Phase I and the recent award for Phase II of the NGCD contract further validates our technological breakthrough in 1st Detect's mini-mass spectrometry platform for government and commercial markets, as the majority of our industry peers failed to achieve these milestones. With what we believe are superior products that target lucrative market opportunities, we are excited about the prospects for 1st Detect."

Astrotech continued to expand its commercialization initiatives by successfully completing the acquisition of certain assets of Image Trends, Inc., a film restoration, enhancement and digitization technology (originally developed by IBM and Kodak) that uses advanced image processing software to replace the antiquated industry standard of manual frame-by-frame manipulation. Located in Austin, Texas, Astral Images is positioned to be a leader in the digital conversion and repair of feature films, film based television series, sporting events shot on film, film libraries, film archives and consumer media to the new digital HDR Ultra-High Definition 4K standards.

Fiscal Year Results
The Company posted fiscal year 2015 net income of $10.8 million (comprised of a $9.8 million loss from continuing operations and $20.6 million income from discontinued operations), or $0.52 per diluted share, on revenue of $513 thousand from continuing operations compared with fiscal year 2014 net loss of $5.0 million (comprised of a $5.4 million loss from continuing operations and $0.5 million income from discontinued operations), or $0.26 per diluted share, on revenue of $130 thousand from continuing operations.

Financial Position and Liquidity
Working capital was $30.2 million as of June 30, 2015, which included $2.3 million in cash and cash equivalents, $6.1 million of indemnity holdback receivable, $198 thousand of accounts receivable and $23.2 million of short-term investments.

About Astrotech Corporation
Astrotech Corporation is an Austin, TX based technology company that has evolved from over 30 years in the human spaceflight, Space Shuttle, and Department of Defense satellite programs. The company has become a leader in the commercialization of government sponsored advanced space technologies.
1st Detect Corporation has developed a mass spectrometer that was designed for use on the International Space Station, but also revolutionizes the chemical detection and analysis market by delivering laboratory performance mass spectrometry in a small, affordable, and portable package. 1st Detect's technology is useful in the semiconductor, food and beverage processing, laboratory, process control, explosive detection, and chemical warfare markets.
Astrogenetix Corporation is the result of over $4 billion spent by NASA over a 25 year period on experiments conducted in sustained microgravity, where results were only achieved while orbiting in space. Astrotech designed and flew 1,113 of these experiments and, after an extensive review, discovered that microgravity greatly enhanced the discovery of valuable vaccine and therapeutics. The company has completed 12 successful biomarker discovery missions to the International Space Station and has identified a salmonella vaccine candidate, while 10 additional discoveries are in the pipeline. NASA has awarded Astrogenetix 28 free flights to the $130 billion ISS National Laboratory, along with full crew support.
Astral Images, Inc. is positioned to be a leader in the technology required to convert and repair feature films and film based television series to the new digital HDR Ultra-High Definition 4K standards. Astral’s IP includes technology from IBM and Kodak and represents the state-of-the-art defect correction technologies.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, our ability to finalize the readiness of our products for sale to their target markets, whether the patents we filed will be granted, whether there will be continued government support and funding for key space programs, how our products perform and whether there will be market acceptance of our products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:
Eric Stober
Chief Financial Officer
Astrotech Corporation
512.485.9530
Tables follow
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ASTROTECH CORPORATION
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share data)

	June 30,
	2015	2014
Revenue	$513	$130
Cost of revenue	424	—
Gross profit	89	130
Operating expenses:
Selling, general and administrative	12,966	8,109
Research and development	3,234	2,505
Total operating expenses	16,200	10,614
Loss from operations	(16,111)	(10,484)
Interest and other income, net	224	11
Loss from continuing operations before income taxes	(15,887)	(10,473)
Income tax benefit	5,941	4,148
Loss from continuing operations	(9,946)	(6,325)
Discontinued operations
Income from operations of ASO business (including gain from sale of $25.4 million in 2015)	26,739	4,611
Income tax expense	(6,138)	(4,154)
Income from discontinued operations	20,601	457
Net income (loss)	10,655	(5,868)
Less: Net loss attributable to noncontrolling interest	(123)	(908)
Net income (loss) attributable to Astrotech Corporation	10,778	(4,960)
Less: Deemed dividend to State of Texas Funding	531	—
Net income (loss) attributable to common stockholders	$10,247	$(4,960)

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(9,823)	$(5,417)
Income from discontinued operations, net of tax	20,601	457
Net income (loss) attributable to Astrotech Corporation	$10,778	$(4,960)

Weighted average common shares outstanding:
Basic and diluted	19,811	19,487

Basic and diluted net income (loss) per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.52)	$(0.28)
Net income from discontinued operations	1.04	0.02
Net income (loss) attributable to Astrotech Corporation	$0.52	$(0.26)

Other comprehensive income (loss), net of tax:
Available-for-sale securities
Net unrealized losses, net of tax benefit of $8	$(15)	$—
Total comprehensive income (loss) attributable to Astrotech Corporation	$10,763	$(4,960)
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ASTROTECH CORPORATION
Consolidated Balance Sheets
(In thousands, except share data)

	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$2,330	$3,831
Short-term investments	23,161	—
Accounts receivable	198	59
Inventory	509	—
Indemnity receivable	6,100	—
Prepaid expenses and other current assets	296	389
Discontinued operations – current assets	—	1,405
Total current assets	32,594	5,684
Property and equipment, net	3,108	1,211
Long-term investments	8,516	—
Discontinued operations – net of current assets	—	33,887
Total assets	$44,218	$40,782

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$398	$996
Accrued liabilities and other	1,801	1,753
Income tax payable	190	—
Discontinued operations – current liabilities	—	7,344
Total current liabilities	2,389	10,093
Other liabilities	101	152
Discontinued operations – net of current liabilities	—	237
Total liabilities	2,490	10,482

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 authorized shares, no issued and outstanding shares at June 30, 2015 and June 30, 2014	—	—
Common stock, no par value, 75,000,000 shares authorized; 21,864,548 and 19,856,454 shares issued at June 30, 2015 and June 30, 2014, respectively; 20,743,973 and 19,544,794 shares outstanding at June 30, 2015 and June 30, 2014, respectively	189,007	183,866
Treasury stock, 1,120,575 and 311,660 shares at cost at June 30, 2015 and June 30, 2014, respectively	(2,672)	(237)
Additional paid-in capital	1,139	1,671
Accumulated deficit	(146,022)	(156,800)
Accumulated other comprehensive loss	(23)	—
Equity attributable to stockholders of Astrotech Corporation	41,429	28,500
Noncontrolling interest	299	1,800
Total stockholders’ equity	41,728	30,300
Total liabilities and stockholders’ equity	$44,218	$40,782

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ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization
 (In thousands)

	Year Ended June 30,
	2015	2014
EBITDA	$11,010	$(5,374)
Depreciation & amortization	320	306
Interest (income) expense, net	(162)	182
Income tax expense, net	197	6
Net income (loss)	10,655	(5,868)
Less: Net loss attributable to NCI	(123)	(908)
Net income (loss) attributable to ASTC	$10,778	$(4,960)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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